                                                                     Exhibit 1.2

                               VESTIN GROUP, INC.
                                     Up To
                                  $500,000,000
                              of Subordinated Notes

                            SELECTED DEALER AGREEMENT

        Ladies and Gentlemen:

        VESTIN CAPITAL, INC., as the dealer manager ("Dealer Manager") for VESTIN GROUP, INC., a Delaware corporation (the "Company"), invites you (the "Dealer") to participate in the distribution of subordinated notes to be issued by the Company ("Notes") subject to the following terms of this Selected Dealer Agreement ("Agreement"):

I. Dealer Manager Agreement

        The Dealer Manager has entered into an agreement with the Company called the Dealer Manager Agreement dated _________, 2003, in the form to which this Agreement is attached as Exhibit A. By your acceptance of this Agreement, you will become one of the Dealers referred to in such Dealer Manager Agreement and you agree to become subject to all terms and conditions of the Dealer Manager Agreement, which is incorporated herein by this reference, and will be entitled and subject to the indemnification provisions contained in such Dealer Manager Agreement, including the provisions of such Dealer Manager Agreement (Section 4) wherein the Dealers severally agree to indemnify and hold harmless the Company and Dealer Manager and each officer and director thereof, and each person, if any, who controls the Company or Dealer Manager within the meaning of the Securities Act of 1933. Except as otherwise specifically stated herein, all terms used in this Agreement have the meanings provided in the Dealer Manger Agreement. The Notes are offered solely through broker-dealers who are members of the National Association of Securities Dealers, Inc. ("NASD").

        Dealer hereby agrees to use its best efforts to sell the Notes for cash on the terms and conditions stated in the Prospectus. Nothing in this Agreement shall be deemed or construed to make Dealer an employee, agent, representative or partner of the Dealer Manager or of the Company and Dealer is not authorized to act for the Dealer Manager or the Company or to make any representations on their behalf except as set forth in the Prospectus and such other printed information furnished to Dealer by the Dealer Manager or the Company to supplement the Prospectus ("supplemental information").

II. Submission of Subscription Agreements

        Those persons who purchase Notes will be instructed by the Dealer to make their checks payable to the Company. Any Dealer receiving a check not conforming to the foregoing instructions shall return such check directly to such subscriber not later than the end of the next business day following its receipt. Checks received by the Dealer which conform to the foregoing instructions shall be transmitted for deposit pursuant to one of the methods in this Article II. Transmittal of received investor funds will be made in accordance with the following procedures:

               Where, pursuant to the Dealer's internal supervisory procedures, internal supervisory review is conducted at the same location at which subscription documents and checks are received from subscribers, checks will be transmitted in care of the Dealer Manager by the end of the next business day following receipt by the Dealer for deposit to the Company.

               Where, pursuant to the Dealer's internal supervisory procedures, final and internal supervisory review is conducted at a different location, checks will be transmitted by the end of the next business day following receipt by the Dealer to the office of the Dealer conducting such final internal supervisory review (the "Final Review Office"). The Final Review Office will in turn by the end of the next business day following receipt by the Final Review Office, transmit such checks for deposit to the Company.

III. Pricing

        Notes shall be offered to the public at the offering price set forth in supplements to the Prospectus.

IV. Dealers' Commissions

        The Dealer's compensation for the offering and sale of Notes will be sales commissions of up to four percent (4%), marketing incentive fees of up to one half of one percent (0.5%) and reimbursement of accountable expenses of up to one-half of one percent (0.5%) of the aggregate proceeds generated from the sale of Notes by such Dealer. For these purposes, a "sale of Notes" shall occur if and only if a transaction has closed with a purchaser of Notes pursuant to all applicable offering and subscription documents and the Company has thereafter distributed the commission to the Dealer Manager in connection with such transaction. The Dealer hereby waives any and all rights to receive payment of commissions due until such time as the Dealer Manager is in receipt of the commission from the Company. The Dealer affirms that the Dealer Manager's liability for commissions payable is limited solely to the proceeds of commissions receivable associated therewith.

V. Payment

        Payments of selling commissions will be made by the Dealer Manager to Dealer within 30 days of the receipt by the Dealer Manager of the gross commission payments from the Company.

VI. Right to Reject Order or Cancel Sales

        All orders, whether initial or additional, are subject to acceptance by and shall only become effective upon confirmation by the Company; the Company reserves the right to reject any order in whole or in part. If an order is rejected, cancelled or rescinded for any reason, the Dealer agrees to return to the Dealer Manager any commission theretofore paid with respect to such order.

VII. Prospectus and Supplemental Information

        Dealer is not authorized or permitted to give and will not give, any information or make any representation concerning the Notes except as set forth in the Prospectus and supplemental information. The Dealer Manager will supply Dealer with reasonable quantities of the Prospectus, any supplements thereto and any amended Prospectus, as well as any supplemental information, for delivery to investors, and Dealer will deliver a copy of the Prospectus and all supplements thereto and any amended Prospectus to each investor to whom an offer is made prior to or simultaneously with the first solicitation of an offer to sell the Notes to an investor. The Dealer agrees that it will not send or give any supplements thereto and any amended Prospectus to that investor unless it has previously sent or given a Prospectus and all supplements thereto and any amended Prospectus to the investor or has simultaneously sent or given a Prospectus and all supplements thereto and any amended Prospectus with such supplemental information. Dealer agrees that it will not show or give to any investor or reproduce any material or writing which is supplied to it by the Dealer Manager and marked "dealer only" or otherwise bearing a legend denoting that it is not to be used with respect to members of the public. Dealer further agrees that it will not use in connection with the offer or sale of Notes any materials or writings which have not been previously approved by the Dealer Manager. On becoming a Dealer, and in offering and selling Notes, Dealer agrees to comply with all the applicable requirements under the Securities Act of 1933 and the Securities Exchange Act of 1934, including, without limitation, the provisions of Rule 15c2-4 of the Securities and Exchange Commission. Notwithstanding the termination of this Agreement or the payment of any amount to Dealer, Dealer agrees to pay Dealer' proportionate share of any claim, demand or liability asserted against Dealer and the other Dealers on the basis that Dealers or any of them constitute an association, unincorporated business or other separate entity, including in each case Dealer's proportionate share of any expenses incurred in defending against any such claim, demand or liability.

VIII. License and Association Membership

        Dealer's acceptance of this Agreement constitutes a representation to the Company, the Manager and Dealer Manager that Dealer is a properly registered or licensed broker-dealer, duly authorized to sell Notes under Federal and state securities laws and regulations and in all states where it offers or sells Notes, and that it is a member in good standing of the NASD. This Agreement shall automatically terminate if the Dealer ceases to be a member in good standing of to NASD, or in the case of a foreign dealer, so to conform. Dealer agrees to notify the Dealer Manager immediately if Dealer ceases to be a member in good standing, or in the case of a foreign dealer, so to conform. The Dealer Manager also hereby agrees to abide by the Conduct Rules of the NASD.

IX. Limitation of Offer

        Dealer will offer Notes only to persons who meet all applicable suitability requirements and will only make offers to persons in the states in which it is advised in writing that the Notes are qualified for sale or that such qualification is not required. Dealer Manager will not assume any obligation or responsibility as to the right of Dealer to sell the Notes in any jurisdiction. Dealer shall provide such certification as Dealer Manager may reasonably request regarding its compliance with applicable law.

X. Termination

        Dealer will suspend or terminate its offer and sale of Notes upon the request of the Company or the Dealer Manager at any time and will resume its offer and sale of Notes hereunder upon subsequent request of the Company or the Dealer Manager. Dealer shall not in any event sell Notes after two years after the effective date of the registration statement covering the Notes. Any party may terminate this Agreement by written notice. Such termination shall be effective 48 hours after the mailing of such notice. This Agreement is the entire agreement of the parties and supersedes all prior agreement, if any, between the parties hereto.

        This Agreement may be amended at any time by the Dealer Manager by written notice to the Dealer, and any such amendment shall be deemed accepted by Dealer upon placing an order for sale of Notes after he has received such notice.

XI. Notice

        All notices will be in writing and will be duly given to the Dealer Manager when mailed to 2901 El Camino Avenue, Suite 207, Las Vegas, Nevada 89102, and to Dealer when mailed to the address specified by Dealer herein.

XII. Attorney's Fees and Applicable Law

        In any action to enforce the provisions of this Agreement or to secure damages for its breach, the prevailing party shall recover its costs and reasonable attorney's fees. This Selected Dealer Agreement shall be construed under the laws of the State of Nevada and shall take effect when signed by Dealer and countersigned by the Dealer Manager.

                               THE DEALER MANAGER

                               VESTIN CAPITAL, INC.


        Attest:

        By:                                 By:
           -----------------------             -----------------------

        Name:
             ---------------------             -----------------------

        Title:
              ---------------------
                  President

        We have read the foregoing Selected Dealer Agreement and we hereby accept and agree to the terms and conditions therein set forth. We hereby represent that the list below of jurisdictions in which we are registered or licensed as a broker or dealer and are fully authorized to sell securities is true and correct, and we agree to advise you of any change in such list during the term of this Selected Dealer Agreement.

1. Identity of Dealer:

Name:
     ---------------------------------------------------------------------------

Type of entity:
               -----------------------------------------------------------------
              (to be completed by Dealer) (corporation, partnership or
               proprietorship)


Organized in the State of:
                           -----------------------------------------------------
                              (to be completed by Dealer)         (State)

Licensed as broker-dealer in the following states:


--------------------------------------------------------------------------------
        (to be completed by Dealer)

Tax I.D. #:
           --------------------------------------

2. Person to receive notice pursuant to Section XI.



Name:___________________________________________________________________________

Company:________________________________________________________________________

Address:________________________________________________________________________

City, State and Zip Code:_______________________________________________________

Telephone No.: (___)________________


AGREED TO AND ACCEPTED BY THE DEALER:


--------------------------------------------
         (Dealer's Firm Name)

By:
   -----------------------------------------
               Signature

Title:
      --------------------------------------